Exhibit 99.1

Note:  In this document, certain confidential material has been omitted and has been separately filed with the Commission. Each place where such an omission has been made is marked with an [***].

EXECUTION COPY

COLLABORATION, LICENSE AND SUPPLY AGREEMENT

dated as of February 2, 2012

between

Becton, Dickinson and Company,

through its

BD Diagnostics – Diagnostic Systems business unit

and

Strategic Diagnostics Inc., d/b/a SDIX

COLLABORATION, LICENSE AND SUPPLY AGREEMENT

THIS COLLABORATION, LICENSE AND SUPPLY AGREEMENT (the “Agreement”) is made and entered into as of this 2nd day of February 2012 (the “Effective Date”), between Becton, Dickinson and Company, through its BD Diagnostics – Diagnostic Systems business unit,, a corporation organized under the laws of the State of New Jersey, having a place of business at 1 Becton Drive, Franklin Lakes, New Jersey 07417 (“BD”) and Strategic Diagnostics Inc. d/b/a SDIX, a corporation organized and existing under the laws of Delaware and having an address at 111 Pencader Drive, Newark, DE 19702 (“SDIX”).  BD and SDIX may each be referred to herein as a “Party,” and BD and SDIX may be referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, SDIX is experienced in the design, development and production of pathogen-specific antibodies and media designed for immunoassay-based detection and possesses proprietary technologies relevant thereto;

WHEREAS, BD designs, develops, markets and sells analytic equipment and kits for purposes of immunoassay-based detection;

WHEREAS, each of the Parties has certain technical and commercial capabilities relevant to the field of [***] testing and desires to collaborate with the other Party to develop a system for detection of [***], which system would be commercialized by BD;

WHEREAS, BD wishes to appoint SDIX as, and SDIX wishes to accept an appointment as, a non-exclusive distributor of a system for detection of [***] within a particular field, with the mutual intention of negotiating toward potential modifications to such appointment relating to exclusivity, field and purchase commitments; and

WHEREAS, BD wishes to purchase, and SDIX has agreed to supply BD with, certain supplies to be used in connection with the development and commercial manufacture of a system for detection of [***] and furthermore wishes to in-license, and SDIX has agreed to license to BD, certain proprietary technologies of SDIX related thereto; and

WHEREAS, the Parties acknowledge that it is the Parties’ intent to negotiate in good faith with each other regarding the inclusion of various other products (including products currently under development) within the scope of this Agreement only under terms and conditions acceptable to both Parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             DEFINITIONS

1.1           Definitions.  As used in this Agreement, the following capitalized terms have the meanings ascribed to them in the preamble, this Article 1, and as indicated elsewhere herein this Agreement:

1.1.1           “Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.  A Person shall be regarded as in control of another Person if it (a) owns or controls at least fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of any such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.1.2           “Antibody” means (a) those antibodies that are described by the antibody collections identified on Schedule 1.1.2 and (b) any other antibody that the Parties agree in writing shall be added to Schedule 1.1.2.

1.1.3           “[***]” means [***].

1.1.4           “[***] Acceptance Date” has the meaning set forth in Section 2.4.2(b).

1.1.5           “Bankruptcy Event” means, with respect to either Party, that such Party, by voluntary or involuntary action, goes into liquidation, dissolves, files a petition for bankruptcy or suspension of payments, is adjudicated bankrupt, has a receiver or trustee appointed for its property or estate, becomes insolvent or makes an assignment for the benefit of creditors.

1.1.6           “BD Field” means all [***] testing worldwide.

1.1.7           “BD Indemnified Parties” has the meaning set forth in Section 7.1.1.

1.1.8           “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 31, September 30, and December 31.

1.1.9           “Calendar Year” means each period of twelve (12) calendar months during the Term, beginning each January 1 and ending on the subsequent December 31.

1.1.10         “Certificate of Analysis” means the document identifying the results of the Methods of Analysis for a specific lot of Supplied Product, in a form agreed to by the Parties in writing.

1.1.11         “Change of Control” has the meaning set forth in Section 11.4.

1.1.12         “Claim” has the meaning set forth in Section 7.1.

1.1.13         “Collaboration Objective” has the meaning set forth in Section 4.4.

1.1.14         “Collaboration Period” has the meaning set forth in Section 8.1.2.

1.1.15         “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, those reasonable, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances.  With respect to any efforts relating to the development or commercialization of a System by BD, BD will be deemed to have exercised Commercially Reasonable Efforts if BD has exercised those efforts normally used by BD, with respect to an existing product, or product under development,  controlled by BD, or to which BD has similar rights, which product is of similar type, similar configuration, or of similar market potential, has similar estimated profitability, and is at a similar stage in its development or product life cycle as the System, taking into account all relevant factors that may affect the development, manufacture or commercialization of a product, including, as applicable, (a) stage of development; (b) actual and projected development costs and timelines; (c) the likelihood, cost and timing of obtaining necessary Regulatory Approvals; (d) manufacturing and commercialization costs and timelines; (e) any issues regarding the ability to manufacture or have manufactured the product; (f) the then-current competitive environment and the likely competitive environment at the time of projected entry into the market; (g) present and future market potential; (h) existing or projected pricing, sales, costs and profitability (net of payments made under this Agreement); (i) the then-existing U.S. and/or foreign patent landscape (j) other relevant scientific, technical, operational and commercial factors.  With respect to any efforts relating to the Manufacture of a Supplied Product by SDIX, SDIX will be deemed to have exercised Commercially Reasonable Efforts if SDIX has used the skill, care, efforts and resources comparable to those that SDIX dedicates, has dedicated or would reasonably be expected to dedicate under comparable circumstances to products of similar manufacturing complexity manufactured for itself or for its Affiliates or any Third Party.  Further, to the extent that the performance of a Party’s obligations hereunder is adversely affected by the other Party’s failure to perform its obligations hereunder, the impact of such performance failure will be taken into account in determining whether such Party has used Commercially Reasonable Efforts to perform any such affected obligations.

1.1.16         “Confidential Information” means any and all information provided by one Party (“Disclosing Party”) to the other Party (“Receiving Party”), whether disclosed orally, visually or in any tangible form, related to either Party’s business (including, without limitation, technical information, technologies, products, samples, processes, formulations (chemical or biological), process-enabling information processes, business forecasts and strategies, marketing plans, customer and supplier information, personnel information, financial data and proprietary information of Third Parties provided to the Receiving Party by the Disclosing Party in confidence) that relate to Disclosing Party or the business of Disclosing Party; provided, however, all such information must disclosed in written, electronic or other tangible form must be marked using the word “confidential” or other similar marking and, if disclosed orally or visually, reduced to writing and marked as “Confidential” or with another similar marking within thirty (30) days of such oral or visual disclosure.  The terms and conditions of this Agreement shall be deemed to be Confidential Information of both Parties.

1.1.17         “[***] Scale-Up Period” means the period of time during which BD is engaged in increasing production in preparation for First Commercial Sale of the System.

1.1.18           “Disclosing Party” has the meaning set forth in Section 1.1.16.

1.1.19           “Delivery Date” has the meaning set forth in Section 3.4.3.

1.1.20           “Effective Date” has the meaning set forth in the introductory paragraph to this Agreement.

1.1.21           “Escrow Agent” has the meaning set forth in Section 4.5.

1.1.22           “Escrow Release Event” has the meaning set forth in Section 4.5.

1.1.23           “Escrowed Documentation” has the meaning set forth in Section 4.5.

1.1.24           “Facility” means any facility owned, operated or occupied by SDIX for the Manufacture of Supplied Products and, if consented to by BD under Section 11.3, a facility owned, operated or occupied by an outsourced manufacturing service provider of SDIX.

1.1.25           “Fiscal Year” means each period of twelve (12) calendar months during the Term, beginning each October 1 and ending on the subsequent September 31.

1.1.26           “First Commercial Sale” means, with respect to the System or any Kit and with respect to any country, the first sale of such System or Kit by BD, SDIX or their respective Affiliates or sublicensees to a Third Party in an arm’s length transaction in such country.

1.1.27            “Indemnified Party” has the meaning set forth in Section 7.1.3.

1.1.28           “Indemnifying Party” has the meaning set forth in Section 7.1.3.

1.1.29           “Initial [***] Date” means the date on which BD first demonstrates that all Antibodies included under this Agreement on the Effective Date, [***], have [***] using a protocol mutually agreed to by the Parties.

1.1.30           “Initial Supply Period” has the meaning set forth in Section 8.1.

1.1.31           “Kit” means a kit comprising one (1) or more Supplied Products, including any Royalty-Bearing Kit.

1.1.32           “Know-How” means any and all commercial, technical, scientific and other know-how and information, trade secrets, knowledge, technology, inventions, discoveries, improvements, design rights, works of authorship, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases, whether or not confidential, proprietary, patented or patentable, in written, electronic or any other form now known or hereafter developed, including any physical embodiments of any of the foregoing.

1.1.33       “Losses” has the meaning set forth in Section 7.1.

1.1.34       “Manufacture,” “Manufactured” or “Manufacturing” means, with respect to the Supplied Products, all activities involved in the production of such Supplied Products hereunder, including the preparation, formulation, purification, finishing, testing, packaging, storage and labeling of the Supplied Products and the handling, storage and disposal of any residues or wastes generated thereby. For clarity, “Manufacture” shall not include the services described to be performed by SDIX as set forth in Section 2.2.

1.1.35       “Methods of Analysis” means SDIX’s currently validated methods of analysis for each Supplied Product as set forth in Schedule 1.1.61, as the same may be amended from time to time by express written agreement signed by authorized representatives of the Parties based on changing requirements.

1.1.36       “Milestone Event” means each milestone event set forth in Section 2.4.2.

1.1.37       “Net Price” means, with respect to each Supplied Product, the List Price column of the Pricing Schedule, net of any applicable volume-based discount.

1.1.38       “Net Sales” means gross amount invoiced by BD or its Affiliates and sublicensees on sales of Royalty-Bearing Kits and Phage Media sold independent of a Kit to Third Parties, less, in each case, the following deductions paid or accrued therefor:

(a)	trade, cash, prompt payment, promotional, quantity discounts and distributor fees;

(b)
taxes on sales (such as excise, sales or use taxes or value added taxes) to the extent imposed upon and paid directly with respect to the sales price (and excluding national, sales or local taxes based on income);

(c)	freight, handling, insurance, packing costs and other transportation charges;

(d)	amounts repaid or credits taken by reason of damaged goods, rejections, defects, expired dating, recalls, returns or because of charge backs, refunds, rebates or retroactive price reductions;

(e)
to the extent not deducted in other clauses of this Section 1.1.38, charge-back payments and rebates granted to (i) managed healthcare organizations, (ii) federal, state or provincial or local governments or other agencies, (iii) purchasers and reimbursers or (iv) trade customers, in all cases (i)-(iv) above, only if such charge-back payment or rebate is granted in an arms-length transaction to a non-Affiliate; and

(f)	documented custom duties.

[***]

For the avoidance of doubt, any sale of a Royalty-Bearing Kit to SDIX or its Affiliate under any distribution agreement entered into by the Parties pursuant to Section 2.4.6(c) shall not be deemed to be Net Sales hereunder.

1.1.39           “Non-Conforming Product” means any Supplied Product delivered to BD hereunder that does not, during the Warranty Period, meet the Specifications.

1.1.40           “Party” has the meaning set forth in the introductory paragraph to this Agreement.

1.1.41           “Patent Rights” means any and all (a) issued patents, (b) pending patent applications including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals and all patents granted thereon, (c) patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) other forms of government-issued rights substantially similar to any of the foregoing and (f) United States and foreign counterparts of any of the foregoing.

1.1.42           “Payment Report” has the meaning set forth in Section 2.4.3(a).

1.1.43           “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.1.44           “Phage Media” means supplies containing technology described in the SDIX Phage Patent Right.

1.1.45           “Pricing Schedule” means the pricing schedule attached hereto Schedule 1.1.45 as such schedule may be amended from time to time in accordance with Section 3.19.2.

1.1.46           “R&D Supply” has the meaning set forth in Section 3.2.1.

1.1.47           “Recall” means any action by any Party to recover title to or possession of any System that has been sold or shipped to a Third Party.

1.1.48           “Receiving Party” has the meaning set forth in Section 1.1.16.

1.1.49           “Regulatory Approval” means all authorizations by the competent Regulatory Authorities which are required for the manufacture, marketing, promotion, pricing and sale of the System in each applicable country.

1.1.50           “Regulatory Authority” means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity involved in the granting of Regulatory Approval for the System in each applicable country.

1.1.51           “Renewal Supply Period” has the meaning set forth in Section 8.1.

1.1.52           “Rolling Forecast” has the meaning set forth in Section 3.3.1.

1.1.53           “Royalty-Bearing Kit” means any Kit the making, using, selling, offering for sale or importation of which by BD in a given country would, but for the license granted by SDIX to BD under this Agreement, infringe an issued patent of the SDIX Phage Patent Right.

1.1.54           “Royalty Term” has the meaning set forth in Section 2.4.3.

1.1.55           “Safety Stock” has the meaning set forth in Section 3.18.

1.1.56           “Scale-Up Forecast” has the meaning set forth in Section 3.2.2.

1.1.57           “Scale-Up Supply” has the meaning set forth in Section 3.2.2.

1.1.58           “SDIX Field” means [***].

1.1.59           “SDIX Indemnified Parties” has the meaning set forth in Section 7.1.2.

1.1.60           “SDIX Phage Patent Rights” means US Patent No. 7,521,201, all related foreign and domestic patents and patent applications and all Patent Rights contained therein, including Australian application 5302370AA, Brazilian application 10517957A, Canadian application 2586299A, European Patent application 1812585 and International application WO/06050193.

1.1.61           “Specifications” means SDIX’s currently validated specifications for each Supplied Product, attached hereto as Schedule 1.1.61, as the same may be amended from time to time by express written agreement signed by authorized representatives of the Parties based on changing requirements resulting from the outcome of ongoing research and development and operations, conformance to which shall be determined by testing in accordance with the applicable Methods of Analysis.

1.1.62           “Supplied Product” means each (a) antibody, bacteriophage, media and media component set forth on Schedule 1.1.45 and (b) any other antibody, bacteriophage, media or media component, the intellectual property rights to which are owned or controlled by SDIX, that the Parties agree in writing shall be supplied by SDIX hereunder, in each case (a) and (b) solely for use in connection with the development, manufacture and commercialization of the System.

1.1.63           “Supply Failure” means a failure of SDIX to deliver to BD, during any two (2) consecutive Calendar Quarters during the Term at least [***] percent ([***]%) of the Minimum Purchase Commitment in accordance with this Agreement for each such Calendar Quarter.  For avoidance of doubt, a delivery of Non-Conforming Product shall be deemed to be a failure to deliver if it is determined by agreement of the Parties (or in the absence of such agreement, by a mutually-acceptable, qualified, independent Third Party whose fees shall be paid by the non-prevailing Party) that the applicable Supplied Product was, in fact, Non-Conforming Product.

1.1.64           “Supply Period” has the meaning set forth in Section 8.1.1.

1.1.65           “System” means a system (including each component thereof) comprising [***] and one (1) or more Kits.

1.1.66           “Term” has the meaning set forth in Section 8.1.

1.1.67           “Third Party” means any Person other than BD, SDIX and their respective Affiliates.

1.1.68           “Warranty Period” has the meaning set forth in Section 3.17.

1.2           Construction of Certain Terms and Phrases.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (c) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Exhibits or Schedules shall be construed to refer to Sections, Exhibits or Schedules of this Agreement, and references to this Agreement include all Exhibits and Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

2.            TECHNOLOGY ENABLEMENT

2.1           License Grants by SDIX.

2.1.1           SDIX Phage Patent Rights.  Effective as of the Effective Date, SDIX hereby grants to BD and its Affiliates a non-exclusive license, with the right to grant sublicenses through multiple tiers, under the SDIX Phage Patent Rights (a) to use, sell, offer for sale and import the Phage Media and (b) to make and have made the Phage Media, in each case ((a) and (b)), solely in connection with the making, using, selling, offering for sale and importation of (X) the System, (Y) Kits, or (Z) Phage Media sold independent of a Kit but incidental to the sale of the System and in all cases (X), (Y) and (Z) only in the BD Field; provided, however, that neither BD nor its Affiliates shall exercise the rights described in clause (b) until the occurrence of an Escrow Release Event or as otherwise agreed to by the Parties in writing.

2.1.2           Other Know-How.  Effective as of the Effective Date, SDIX hereby grants to BD and its Affiliates a non-exclusive license, with the right to grant sublicenses through multiple tiers, under any Know-How owned or controlled by SDIX that relates to a Supplied Product or that is disclosed to BD hereunder to (a) use, sell, offer for sale and import the Supplied Products and (b) to make and have made the Supplied Products, in each case ((a) and (b)) solely in connection with the making, using, selling, offering for sale and importation of the (X) System, (Y) Kits, or (Z) Phage Media sold independent of a Kit but incidental to the sale of the System and in all cases (X), (Y) and (Z) only in the BD Field; provided, however, that until the occurrence of an Escrow Release Event or as otherwise agreed to by the Parties in writing, (i) SDIX shall have no obligation to make disclosure of any Know-How above except as would be reasonably required to enable BD’s product development and commercialization efforts related to the System, Kits, or Phage Media sold independent of a Kit and (ii) neither BD nor its Affiliates shall exercise the rights described in clause (b).

2.1.3           Sublicenses.  The licenses granted from SDIX to BD pursuant to Sections 2.1.1 and 2.1.2 above may not be sublicensed to a Third Party, except to a Third Party acting on behalf of BD or its Affiliates.  In the event of such sublicense, BD and its Affiliates shall be responsible for such Third Parties’ performance in connection with such sublicense as if conducted by BD and its Affiliates hereunder.

2.1.4           No Implied Licenses.  Except as expressly set forth in Section 2.1, Section 4.5 or elsewhere in this Agreement, (a) no licenses are granted by either Party to the other Party hereunder and (b) neither Party shall have any obligation to disclose or divulge any Know-How of such Party to the other Party.

2.2           Consulting Support by SDIX.

2.2.1           Included Consulting Services.  During the Collaboration Period, SDIX shall provide (a) sixteen (16) man-hours of technical support each month and (b) one (1) on-site visit each Calendar Quarter by SDIX technical staff, not to exceed four (4) days each Calendar Quarter, inclusive of travel time.  For the avoidance of doubt, the services described in clause (b) shall be in addition to, and shall not count against, the number of hours of technical support to which BD is entitled under clause (a).  The foregoing consulting services to be provided by SDIX shall include consulting advice relating [***] any other services reasonably requested by BD and, in each case ((a) – (c)), shall be provided without charge by SDIX; provided, however, that BD shall have no right to receive any remuneration for services not utilized, and BD will be deemed to have waived its right to receive such services during each month or Calendar Quarter, as applicable, where such services are not utilized by BD.

2.2.2        Additional Consulting Services.  In addition to the consulting services provided free of charge under Section 2.2.1, SDIX shall, until the date that is twelve (12) months after First Commercial Sale of a System, upon request of BD and in accordance with SDIX’s standard quotation and pricing practices, provide additional consulting services related to international regulatory issues, planned product enhancements, component manufacturing matters or for additional technical support; provided, however, that such additional consulting services shall not include technical product support for the Supplied Products as may be reasonably requested by BD, which shall be provided at SDIX’s own cost and expense to the extent consistent with SDIX’s then-current standard support and service offerings for substantially similar products. Payment of such additional consulting services shall only be made following issuance of a purchase order for such services by BD.

2.3           Diligence Obligations of BD.  BD shall use Commercially Reasonable Efforts to satisfy each Milestone Event described in Section 2.4.2.

2.4           Payments in Respect of Technology Enablement.

2.4.1        Upfront Technology Enablement Fee.  In connection with execution and delivery of this Agreement and in partial consideration for the rights and licenses granted by SDIX to BD pursuant to Section 2.1 and in partial consideration for the products, supplies and consulting services provided by SDIX, BD shall pay SDIX, within thirty (30) days of the Effective Date, One Million Two Hundred Fifty Thousand Dollars (USD $1,250,000.00).

2.4.2        Technology Enablement Fee.  In partial consideration for the rights and licenses granted by SDIX to BD pursuant to Section 2.1 and in partial consideration for the products, supplies and consulting services provided by SDIX, BD shall pay SDIX the amounts set forth below within forty-five (45) days of the occurrence of each of the following Milestone Events:

(a)	One Million Two Hundred Fifty Thousand Dollars (USD $1,250,000.00) (the “[***] Payment”) as follows:

(i)	One half (1/2) upon the earlier of (A) Initial [***] Date and (B) the date one (1) year following the Effective Date; and

(ii)
The remaining one half (1/2) upon the earlier of (A) Initial [***] Date and (B) the date eighteen (18) months following the Effective Date, it being understood by the Parties, should the Initial [***] Date occur prior to the first anniversary of the Effective Date, that both halves of the above-referenced payment shall become payable simultaneously;

(b)
Seven Hundred Fifty Thousand Dollars (USD $750,000.00) upon the first acceptance by [***] of a [***] by BD or its Affiliate or sublicensee for evaluation, which [***] makes use of any Supplied Product (the date of such acceptance, the “[***] Acceptance Date”); and

(c)	Five Hundred Thousand Dollars (USD $500,000.00) upon First Commercial Sale (including, as applicable, through a distributor).

2.4.3        Royalties.  During each Fiscal Year of the Royalty Term, BD shall pay SDIX, on a country-by-country basis, a royalty equal to (i) [***] percent ([***]%) of aggregate Net Sales of Royalty-Bearing Kits in such country during such Fiscal Year and (ii) [***] percent ([***]%) of aggregate Net Sales of Phage Media sold independent of a Kit in such country during such Fiscal Year.  Such royalty is acknowledged by BD to be in addition to, and not in lieu of, the payments under Sections 2.4.1 and 2.4.2.  As used herein, “Royalty Term” means, on a country-by-country basis, the period beginning on the date of First Commercial Sale of a Royalty-Bearing Kit or Phage Media sold independent of a Kit in such country and ending on the date when there ceases to be any claim of an issued and unexpired SDIX Phage Patent Right in such country.  BD’s payment of royalties on a country-by-country basis is subject to SDIX providing prior written notice to BD of any SDIX Phage Patent Right which issues in such country and the date thereof.

(a)
A royalty summary report shall be due quarterly within forty-five (45) days after the last business day of each Calendar Quarter of this Agreement and the royalty payment shall be due fifteen (15) days thereafter.  BD shall submit to SDIX a written report with respect to the preceding quarterly period (together with any addendum thereto, the “Payment Report”) stating the quantities of Royalty-Bearing Kits and Phage Media sold independent of a Kit sold by BD, the Net Sales with respect to such Royalty-Bearing Kits and Phage Media sold independent of a Kit during the reporting period and the royalties due therefrom.

(b)
All monetary amounts set out in this Agreement are United States Dollars.  With respect to revenues obtained by BD in foreign countries, BD shall make royalty payments to SDIX in United States Dollars.  Royalty payments for transactions outside the United States shall first be determined in the currency of the country in which they are earned, and then converted to United States Dollars using the buying rates of exchange quoted by Citibank, N.A. (or its successor) in New York, New York for the last business day of the calendar quarter in which the royalties were earned.

(c)	BD shall make the payments to SDIX after deducting withholding taxes, levies and other governmental charges, if required by applicable law

2.4.4        Fully Paid-Up License.  Upon expiration of the Royalty Term in any particular country, all licenses granted to BD under Section 2.1.1 shall, within such country, be deemed to be royalty-free, fully paid-up, perpetual and irrevocable.

2.4.5        Collaboration Expenses.  Each Party shall be responsible for its own legal and operational expenses incurred in connection with all matters pertaining to this Agreement.

2.4.6        Related Provisions and Agreements.

(a)
BD hereby appoints SDIX as a non-exclusive distributor of the System in the fifty (50) states of the United States, excluding its territories and possessions, in the SDIX Field, under terms and conditions to be decided between the Parties, which terms and conditions shall be reasonably consistent with BD’s current practices with respect to non-exclusive distribution relationships.

(b)
The Parties acknowledge and agree that it is the mutual intent of the Parties, at BD’s discretion, to negotiate in good faith a separate written agreement pursuant to which SDIX would appoint BD as a non-exclusive distributor of SDIX’s [***] and [***], in all countries of the world other than the fifty (50) states of the United States and its territories and possessions, such agreement to be effective as soon as practicable following the Effective Date.

(c)
The Parties acknowledge and agree that it is the mutual intent of the Parties to negotiate in good faith a separate written agreement pursuant to which BD would appoint SDIX as the exclusive distributor of the System in the fifty (50) states of the United States, excluding its territories and possessions, in the SDIX Field, such agreement to be on the earlier of (a) the [***] Acceptance Date and (b) the date that is twelve (12) months after the Effective Date, and comprising terms and conditions as generally outlined on Schedule 2.4.6.

(d)
The Parties acknowledge and agree that it is the mutual intent of the Parties to negotiate in good faith a separate written agreement pursuant to which BD would manufacture and supply the SDIX media and media components set forth on Schedule 1.1.45 with the exception of the [***], such negotiation to be completed as soon as practicable following the Effective Date.

3.            SUPPLY BY SDIX OF SUPPLIED PRODUCTS

3.1           General Obligations.  Subject to the terms and conditions of this Agreement, BD shall retain SDIX during the Term to Manufacture the Supplied Products, provided that nothing in the foregoing shall be construed so as to limit BD’s right and ability to manufacture (or outsource the manufacturing of) component parts incidental to Kits that do not comprise or consist of Antibodies or Phage Media.  SDIX shall Manufacture and deliver Supplied Products to BD in such quantities and at such times as ordered by BD in accordance with this Agreement.  During the Term, SDIX shall maintain the resources necessary to Manufacture the Supplied Products, in quantities at least equal to the Minimum Purchase Commitment, and shall provide, at its own expense, all materials and labor necessary to do so.

3.2           Pre-Commercial Supply.

3.2.1        R&D Supply.  BD shall have the right to order, and SDIX shall be obligated to Manufacture and deliver, the quantities of Supplied Product listed on Schedule 3.2.1 [***] (the “R&D Supply”).

3.2.2        Scale-Up Supply.

(a)
Attached hereto on Schedule 3.2.1 is good faith, non-binding forecast of the quantities of each Supplied Product that BD anticipates ordering from SDIX (broken down by Supplied Product and by Calendar Quarter) during the [***] Scale-Up Period (the “Scale-Up Forecast”).  As of the Effective Date, the time period covered by the Scale-Up Forecast represents a good faith estimate by BD of the duration of the [***] Scale-Up Period.  Notwithstanding the foregoing, in the event that BD has a good faith, reasonable belief that the [***] Scale-Up Period will extend beyond the period covered by the Scale-Up Forecast, then BD shall have the right to amend the Scale-Up Forecast to add any such Calendar Quarters for which BD has such good faith, reasonable belief and such Scale-Up Forecast, as amended, shall supersede and replace any and all previous Scale-Up Forecasts, provided however that any purchases of Supplied Product after the initial [***] Scale-Up Period (prior to any amendment as set forth above), shall be invoiced at Net Price without applying any discount as may otherwise be described in Section 3.2.2(b).

(b)
Without limiting BD’s rights under Section 3.2.1, during the [***] Scale-Up Period, BD shall have the right to order, and SDIX shall be obligated to Manufacture and deliver, on a Supplied Product-by-Supplied Product basis, up to one hundred percent (100%) of the quantities of Supplied Product set forth in the Scale-Up Forecast (the “Scale-Up Supply”).  The discount to List Price for Scale-Up Supply is [***] % and shall apply to (i) Supplied Product purchased by BD under this Section 3.2.2 and (ii) any additional Supplied Product requested by BD in excess of the R&D Supply quantities set forth on Schedule 3.2.1.  BD acknowledges and agrees that Supplied Product purchased by BD as Scale-Up Supply is intended for use in connection with activities relating to [***] scale-up and that any quantities of Scale-Up Supply invoiced by SDIX at the discounted Net Price may not be used by BD for the manufacture of Kits intended for commercial sale unless re-invoiced by SDIX at the then-current price set forth on Part B of the Pricing Schedule.  Any such invoice shall reflect a credit for prior invoices and payments already received in respect of such quantities of Supplied Product.

3.2.3        Ordering Process for Pre-Commercial Supply.  The provisions of Section 3.4.1 shall apply to any Supplied Product ordered by BD pursuant to Section 3.2.1 or 3.2.2 only to the extent of, with respect to excess R&D Supply quantities over the amounts described on Schedule 3.2.1 and, with respect to Scale-Up Supply  amounts in excess of that contained within the Scale-Up Forecast.

3.3           Commercial Supply.

3.3.1        Forecasts.

(a)
At least nine (9) months prior to the anticipated date of First Commercial Sale, BD shall submit to SDIX a forecast of (a) the quantities of Supplied Products that BD anticipates ordering from SDIX (broken down by Supplied Product and by Calendar Quarter) for delivery during the six (6) Calendar Quarters following the date of such forecast and (b) a good faith, non-binding estimate of the anticipated delivery dates therefor.  BD shall update such forecast on a quarterly basis thereafter, by no later than the last day of each Calendar Quarter (each, a “Rolling Forecast”).  Each Rolling Forecast submitted by BD shall supersede and replace any and all prior Rolling Forecasts.

(b)
BD shall place purchase orders for, and SDIX shall Manufacture and deliver, at least the quantity of Supplied Product specified in the first two (2) Calendar Quarters of each Rolling Forecast (such quantity, the “Minimum Purchase Commitment”), and the remaining four (4) Calendar Quarters shall be a good faith estimate.  Except as set forth in this Section 3.3.1(b), BD shall not be required to order any fixed minimum quantity of Supplied Product or any quantity of Supplied Product for which it does not actually have a need, notwithstanding any forecast or prior course of dealing.

3.4           Orders and Delivery.

3.4.1        Purchase Order Mechanics.  BD shall place orders for Supplied Products with SDIX by submitting a purchase order that sets forth (a) the quantity of each Supplied Product ordered for delivery, (b) the delivery date requested and (c) the delivery location.  All purchase orders shall be issued to SDIX prior to the first day of any Calendar Quarter in which delivery is requested.  All purchase orders submitted by BD pursuant to this Section 3.4.1 shall be deemed automatically accepted by SDIX with respect to the Minimum Purchase Commitment; provided, however, that SDIX shall be permitted to notify BD in writing within fifteen (15) days of receipt of a purchase order that it is unable to deliver any excess quantity specified in such purchase order by the delivery date requested in such purchase order.  In such case, SDIX shall indicate in such notice the portion of the quantity ordered that SDIX cannot deliver by the requested delivery date and shall specify an alternate delivery dates.  If BD submits a purchase order where the quantity of Supplied Product ordered therein exceeds the Minimum Purchase Commitment, SDIX shall use Commercially Reasonable Efforts to Manufacture and deliver quantities of Supplied Product ordered by BD that exceed the Minimum Purchase Commitment provided however that SDIX’s failure to meet such excess: (i) shall be subject to SDIX’s own internal requirements for quantities of such Supplied Product, (ii) shall be dependent on standard antibody production timing and (iii) shall not constitute a Supply Failure.  SDIX shall be deemed to have accepted the entire purchase order with respect to all quantities set forth therein unless SDIX notifies BD in writing within fifteen (15) days of receipt of such purchase order that SDIX is unable to deliver all or part of that portion that is in excess of the Minimum Purchase Commitment.  In the event of any inconsistency between the terms and conditions in any purchase order accepted (or deemed to be accepted) by SDIX and this Agreement, the terms of this Agreement shall govern.  Furthermore, any new or additional terms introduced in a purchase order requested by BD shall not be effective unless and until accepted by SDIX.

3.4.2        Cancellation of Purchase Orders.  Subject to Section 3.3.1(b), BD may cancel or defer any purchase order without penalty, provided that such cancellation notice is received by SDIX at least thirty (30) days prior to the scheduled delivery date for such Supplied Product.  If BD cancels or defers a purchase order with less than the aforementioned notice, SDIX shall use Commercially Reasonable Efforts to minimize any charges to BD.

3.4.3        Delivery.  All Supplied Product shall be delivered F.O.B. the Facility and shall be shipped by a carrier designated by BD.  Title, possession and risk of damage or loss to the Supplied Product shall pass from SDIX to BD at the time of delivery by SDIX to the carrier (such date, the “Delivery Date”).

3.5           Acceptance and Rejection of Supplied Product.

3.5.1        Qualification of Pre-Shipment of Supplied Product.

(a)	BD shall have the right to qualify each new lot of Antibody, through evaluation of a pre-shipment sample, for conformance to Specifications using the applicable Method of Analysis.

(b)	BD reserves the right to qualify any other Supplied Product purchased from SDIX hereunder, for conformance to Specifications using the applicable Method of Analysis.

3.5.2        Notice of Non-Conformance.

(a)
In the event that any delivery of Supplied Product to BD pursuant to this Agreement contains any Non-Conforming Product, then BD may elect, without limiting any other remedies available to BD under this Agreement, to reject all or a portion of such delivery by giving written notice thereof to SDIX no later than thirty (30) days after the Delivery Date.  Subject to Section 3.5.1, any delivery of Supplied Product that BD has not so rejected shall be deemed to be accepted by BD.

(b)
In the event that, at any time after the Delivery Date but before the end of the Warranty Period, BD determines in good faith that any Supplied Product Manufactured hereunder contains any Non-Conforming Product, BD may revoke its acceptance of such Supplied Product by giving prompt written notice thereof to SDIX.

(c)
In the case of any rejection under Section 3.5.2(a) or any revocation of acceptance under Section 3.5.2(b), the applicable notice thereof submitted by BD to SDIX shall state with particularity the reasons for such rejection or revocation of acceptance and shall specify the manner in which such Supplied Product is alleged to constitute Non-Conforming Product, and shall be accompanied by any reports evidencing the same.  SDIX and BD shall consult with each other and shall cooperate to determine the underlying cause of such non-conformance.

3.5.3        No Obligation to Replace Supplied Product.  After BD has rejected or revoked its acceptance of any Non-Conforming Product under Section 3.5.2(a) or 3.5.2(b), as applicable, if it is determined by agreement of the Parties (or in the absence of such agreement, by a mutually-acceptable, qualified, independent Third Party whose fees shall be paid by the non-prevailing Party) that the applicable Supplied Product was not, in fact, Non-Conforming Product then SDIX shall have no liability to BD with respect thereto, and BD shall pay to SDIX within thirty (30) days after such determination any amounts due for such Supplied Product, if not already paid.

3.5.4        Obligation to Replace Non-Conforming Product.  Subject to Section 3.5.3, if BD has provided the notice as and when required under Section 3.5.2(a) or 3.5.2(b), as applicable, and it is determined by agreement of the Parties or, in the absence of such agreement, by a mutually-acceptable, qualified, independent Third Party (whose fees shall be paid by the non-prevailing Party) that the applicable Supplied Product was, in fact, Non-Conforming Product, then SDIX shall either (a) replace such Non-Conforming Product or (b) provide to BD a credit, in an amount equal to the portion of the applicable invoice that corresponds to the quantity of Non-Conforming Product, to be applied towards any amounts otherwise payable by BD under this Agreement, with such credit to be reflected in any invoice to which such credit is applied.

3.6           Failure to Supply.

3.6.1        Notice of Delay and Supply Failure.  If, during the Term, SDIX has reason to believe that it will lack sufficient capacity or otherwise be unable to supply BD in a timely manner with the full quantity of Supplied Product set forth in a Rolling Forecast or actually ordered by BD for any reason, SDIX shall promptly (and in any event within fifteen (15) days) notify BD thereof.  If SDIX does not provide BD with such a notice within fifteen (15) days of receiving a Rolling Forecast, it will be deemed to have accepted such Rolling Forecast and acknowledged that it will have the capacity to supply the quantities specified in such Rolling Forecast.  If SDIX does provide BD with such a notice, or if SDIX fails to provide BD with adequate assurances of timely performance upon BD’s request therefor, BD and SDIX shall promptly meet to discuss how to thereafter supply BD with the applicable quantities of Supplied Product in a timely manner.

3.6.2        Shortage.  In the event of any shortage of any Supplied Product or any material used in connection with the Manufacture of any Supplied Product, SDIX shall allocate such Supplied Product or material, as applicable, on a pro rata basis between BD, on the one hand, and all other customers of SDIX (including SDIX itself), on the other hand.  In such case, the allocation to which BD is entitled under this Section 3.6.2 during the pendency of such shortage shall be based upon the Minimum Purchase Commitments set forth in the applicable Rolling Forecast.

3.6.3        Supply Failure.  In the event of a Supply Failure, BD shall have the right to terminate this Agreement pursuant to Section 8.3.2 and, without limiting the foregoing, shall have the rights set forth in Section 4.5.

3.7           Compliance, Quality and Environmental.

3.7.1        Manufacturing only at the Facility.  All Manufacturing of Supplied Products delivered to BD hereunder shall be performed solely at the Facilities.  SDIX shall use no other facility, other than the Facilities, in the Manufacture of Supplied Products hereunder unless BD provides express prior written consent for such an alternative facility.

3.7.2        Compliance with Law.  SDIX shall conduct its Manufacturing operations hereunder in a safe and prudent manner, in compliance with all applicable laws and regulations (including, but not limited to, those dealing with occupational safety and health, those dealing with public safety and health, those dealing with protecting the environment and those dealing with disposal of wastes), and in compliance with all applicable provisions of this Agreement.  SDIX shall obtain all necessary registrations and permits pertaining to activities contemplated by this Agreement.  To the extent necessary for the Regulatory Approval of the System, SDIX, shall permit the inspection of its premises by Regulatory Authorities and shall supply all documentation and information requested by BD to obtain or maintain Regulatory Approval of the System.

3.8           Manufacturing Quality.  SDIX shall operate, maintain and abide by the requirements of [***] or its replacement or equivalent, as applicable.  SDIX shall use Commercially Reasonable Efforts to prevent contamination and cross contamination of the Supplied Products.  Supplied Products shall be unadulterated and free from contamination, diluents and foreign matter in any amount.  SDIX shall perform the quality control tests with respect to the Supplied Products in accordance with the Methods of Analysis, the cost of the same to be included in the price hereinafter specified.  SDIX shall promptly, upon completion of such tests, deliver to BD a copy of the record of such tests performed on, and a Certificate of Analysis for, each lot of Supplied Product delivered to BD hereunder.  SDIX shall deliver to BD’s designated representative, by the date specified by such representative, a representative sample from each lot of Supplied Product delivered to BD hereunder.

3.9           Samples and Record Retention.  SDIX shall have full traceability of product to raw materials and shall retain records and retention samples of each batch of Supplied Product delivered to BD hereunder for at least sixty (60) months after the expiration date of such batch and shall make the same available to BD upon request.  Retention samples shall only be destroyed after the required holding period and then only after notice to BD.

3.10         Customer Complaints.  During and after Term SDIX shall assist BD with respect to any complaint, issue or investigation relating to the Supplied Product or System.  BD is responsible for coordinating any customer complaint that it receives concerning any System.  SDIX shall transfer to BD any customer complaint that it receives concerning any Supplied Product or System.  SDIX shall cooperate in any investigation of any customer complaint received on the System, at BD’s request, as warranted by the nature of the customer complaint, and implement corrective action, as necessary.  BD is responsible for communicating with BD’s customers regarding any customer complaint about any System.  SDIX’s cooperation as set forth above shall be provided at SDIX’s own cost and expense to the extent consistent with SDIX’s then-current standard support and service offerings for substantially similar products and otherwise shall be provided by SDIX at BD’s cost and expense.

3.11         Non-Conforming Product/Deviations.  SDIX shall maintain systems for segregating and dispositioning Supplied Product that does not pass the Methods of Analysis.  SDIX shall notify BD of any deviations that have the potential to impact the adherence of the Supplied Products to the Methods of Analysis within thirty (30) days of implementation.

3.12         Corrective and Preventive Action.  SDIX shall have written procedures in place to document and investigate all related quality issues to include identification of root cause with corresponding corrective/preventive action.

3.13         Training.  SDIX shall have an established employee training program to include related procedures and training records.  Training must be documented in writing or verified electronically.

3.14         Inspection.  SDIX shall give access to representatives of BD, at all reasonable times during regular business hours, to the Facilities and to all Manufacturing records with respect to Supplied Product, for the purpose of inspection no more than once per Calendar Year.  BD shall have the right while at any such Facility to inspect and copy SDIX’s records, permits and licenses to evaluate work practices and compliance with all applicable laws and warehousing practices and procedures.  Notwithstanding any inspection performed by BD, SDIX shall remain solely responsible for operating its Facilities and for complying with its obligations under this Agreement.  Neither the rights granted to BD pursuant to this Section 3.14, nor any inspection performance by BD, shall impose any liability on BD.

3.15         Environmental, Occupational Health and Safety.  SDIX shall report to BD as soon as possible after any of the following incidents related to the Manufacturing operations hereunder occurs:

(a)	fatalities or significant injuries or occupational illness;

(b)	inspections by any environmental protection agency or occupational health and safety agency outside the ordinary course of business; or

(c)
requests for information, notices of violations or other significant governmental and safety agency communications relating to environmental, occupational health and safety compliance, which requests are outside the ordinary course of business.

SDIX shall have title to and be responsible for disposing in an environmentally safe manner all residue and waste resulting from the Manufacturing operations performed hereunder.  SDIX shall not use BD trademarks or trade dress to identify any waste materials or residues.

3.16          Manufacturing Changes.

 3.16.1           Consent of BD.  SDIX shall notify BD in writing of any proposed changes in SDIX’s Manufacturing process for Supplied Product.  Upon such notice, BD shall evaluate and communicate to SDIX its approval or disapproval of such change within thirty (30) days of the date of notice.  For purposes of clarity, changes in SDIX’s Manufacturing process that shall be reviewed by BD include: (a) changes to written quality plans for production or written quality procedures respecting same, (b) changes in Manufacturing procedures, component part or raw materials (or changes in the vendors thereof), Manufacturing locations or batch sizes, (c) labeling changes other than changes limited to correction of typographical errors or minor revisions for clarity, (d) changes implemented as a result of a corrective action or (e) any change that impacts significantly packaging or expiration dating.

 3.16.2           Implementation of Changes.  If BD disapproves such change as set forth above, BD and SDIX shall work together in good faith for a period not to exceed ninety (90) days to determine whether an alternative change may be made.  Only upon notice of written approval from BD and after SDIX has demonstrated to BD’s reasonable satisfaction that, after all required actions have been successfully completed, may SDIX incorporate such voluntary change into the Manufacturing process.  If the Parties do not reach resolution regarding such changes, SDIX shall continue to Manufacture the Supplied Product using the current Manufacturing process.  The Parties acknowledge and agree that any resulting inefficiency in SDIX operations may be considered by SDIX in the next annual pricing adjustment.

3.17          Manufacturing Date.  SDIX shall schedule its Manufacturing operations so that all Supplied Products delivered hereunder have the maximum shelf life possible and in any event no Supplied Products delivered hereunder shall have less than the shelf life set forth in the Specifications (the “Warranty Period”), assuming BD’s compliance with the requirements for storage and handling set forth in the Specifications.  If any Supplied Product is delivered to BD whose shelf life does not conform to the requirements set forth in this Section 3.17, SDIX shall promptly, at its cost and expense, replace such Supplied Product.

3.18          Safety Stock.  SDIX shall maintain a safety stock of unpurified raw materials inventory necessary to produce the amount of the Supplied Products described in the prospective twelve months of the Rolling Forecast (such safety stock, the “Safety Stock”).  SDIX shall manage the Safety Stock at all times throughout the Term or until BD’s request for Safety Stock maintenance is rescinded in writing.  The Safety Stock shall be warehoused and maintained at the Facilities.  SDIX will maintain sanitation levels at the area where the Safety Stock is located equivalent to the sanitation levels where SDIX stores its own inventory.  SDIX shall rotate the Safety Stock on a first-in, first-out basis.  Safety Stock shall be automatically replenished by SDIX by a date occurring no more than one hundred eighty (180) days after Safety Stock is used.

3.19         Price and Payment for Supplied Product

3.19.1           Price.  Each Supplied Product shall be supplied by SDIX to BD at the applicable Net Price.

3.19.2           Price Adjustment.

Commencing on the earlier of (A) the date two (2) years from the Effective Date and (B) the date of the First Commercial Sale, and again once every two (2) Fiscal Years thereafter until the First Commercial Sale and once per Fiscal Year thereafter following the First Commercial Sale, in each case on October 1st, SDIX may increase or decrease the Net Price of Supplied Product Manufactured and delivered hereunder.  Any such price increase or decrease shall be communicated to BD no later than March 1st of the Fiscal Year immediately preceding the Fiscal Year in which SDIX intends to effectuate such price change. [***] The Pricing Schedule shall be deemed to be amended to reflect any adjustments to Net Price permitted under, and made in accordance with, this Section 3.19.2.

3.19.3           [***].

[***]

3.19.4           Invoice and Payment.  SDIX shall submit to BD, on the Delivery Date, an invoice for each delivery of Supplied Product.  BD shall pay invoices for Supplied Product delivered hereunder no later than forty-five (45) days after the later of (a) receipt of the Supplied Product covered by such invoice and (b) receipt of such invoice.  All payments shall be made in United States Dollars.

3.19.5           Method of Payment.  Any payment made to SDIX by BD under this Agreement shall be made by electronic transfer, in immediately available funds, via either a bank wire transfer, an ACH (automated clearing house) mechanism or any other means of electronic funds transfer, at BD’s election, to such bank account as SDIX shall designate in writing from time to time.

3.19.6           Taxes and Other Charges.  Net Price of Supplied Product is exclusive of taxes, shipping costs to the point of delivery, customs duties and other charges.

4.             INTELLECTUAL PROPERTY

4.1           Inventorship.  Inventorship shall be determined in accordance with the rules of inventorship of United States patent laws, including any case law and regulations associated therewith.

4.2           Pre-Existing Intellectual Property.  As between the Parties, each Party will continue to own any Patent Rights and Know-How owned or controlled by such Party prior to the Effective Date.

4.3           New Intellectual Property.

4.3.1           Sole Inventions.  Except as otherwise expressly set forth in this Agreement, each Party will own all right, title and interest in and to (a) any and all Know-How invented or created solely by or on behalf of such Party or its employees, Affiliates, agents or independent contractors in connection with their activities under this Agreement, (b) any and all Patent Rights conceived or reduced to practice solely by or on behalf of such Party or its employees, Affiliates, agents or independent contractors during the course of this Agreement and (c) any copyrights created solely by or on behalf of such Party or its employees, Affiliates, agents or independent contractors in connection with their activities under this Agreement.

4.3.2           Joint Inventions.  Except as otherwise set forth in this Agreement, the Parties shall jointly own all right, title and interest in and to (a) any Know-How that is invented or created jointly by their respective employees, Affiliates, agents or independent contractors in their activities hereunder, (b) any and all Patent Rights conceived or reduced to practice jointly by or on behalf of such Party or its employees, Affiliates, agents or independent contractors during the course of this Agreement and (c) any copyrights created jointly by or on behalf of such Party or its employees, Affiliates, agents or independent contractors in connection with their activities under this Agreement (“Joint Technology”).  Each Party shall and hereby does assign to the other Party joint ownership in the Joint Technology.  Subject to the terms and conditions of this Agreement, each Party shall have the right to practice and exploit Joint Technology, without any obligation to account to the other for profits, or to obtain any approval of the other Party to license, assign or otherwise exploit Joint Technology, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such approval or accounting.  To the extent there are any applicable laws that prohibit such a waiver, each Party shall be deemed to so consent.

4.4           Permitted Use of Supplied Products.  BD shall use the Supplied Products solely in connection with the development, manufacture and commercialization of the System (including Kits) within the BD Field and solely in accordance with the terms and conditions of this Agreement (the “Collaboration Objective”).  Without limiting the generality of the foregoing, BD (a) shall use, store and dispose of all Supplied Products in compliance with all applicable laws and regulations, (b) shall use Supplied Products only under suitable containment conditions, (c) shall not transfer Supplied Products (either physically or legally) to any Third Party, except in connection with sale of Kits, exercise the licenses granted to BD hereunder or otherwise in the performance of the Collaboration Objective, (d) shall not reverse engineer any formulation or process utilized by SDIX in the creation of any Supplied Products and (e) shall not make, have made or reproduce any Supplied Products.  All Supplied Products delivered to BD shall become the personal property of BD but, to the extent embodying a composition of matter comprising patentable subject matter, shall remain the intellectual property of SDIX licensed to BD in accordance with this Agreement.

4.5           Technology Escrow.  During the Term, SDIX shall keep and maintain, with a reputable Third Party escrow service provider selected and paid for by BD (an “Escrow Agent”), such materials and documentation regarding the Supplied Products as the Parties shall in good faith identify and agree that would be sufficient to enable someone skilled in the art to Manufacture the Supplied Products, (the “Escrowed Documentation”) and if any such materials and documentation are not listed as Escrowed Documentation on Schedule 4.5, then the Parties shall amend Schedule 4.5 to include such additional materials.  SDIX shall update the Escrowed Documentation as necessary to remain current with all Supplied Products being Manufactured under this Agreement.  Upon the request of BD, SDIX shall execute any agreements reasonably requested by the Escrow Agent to authorize the Escrow Agent to release the Escrowed Documentation in accordance with this Section 4.5.  Upon the occurrence of a Bankruptcy Event relating to SDIX, a Supply Failure or any other termination of this Agreement by BD pursuant to Section 8.3 (each, an “Escrow Release Event”), then, so long as BD is not in breach of its obligations under Section 2.4.1 or 2.4.2, the following shall apply:

4.5.1           Escrowed Documentation.  Any and all Escrowed Documentation shall be released to BD.

4.5.2           Licenses, Negative Covenants. After the occurrence of an Escrow Release Event, BD and its Affiliates shall have no further obligation to comply with the negative covenants set forth in Section 2.1.1 and 2.1.2.

4.5.3           Permitted Use of Supplied Products.  The restrictions set forth in Section 4.4(e) shall no longer apply.

4.5.4           Technology Transfer Assistance.  SDIX shall provide BD or its designee with technical assistance reasonably requested by BD to transition Manufacturing of the Supplied Products to BD (or to an Affiliate of BD or a Third Party designated by BD), which assistance shall include making appropriate personnel available to BD or its designee at reasonable times and places upon reasonable notice for the purpose of assisting BD to understand and use the Escrowed Documentation and to practice the licenses granted to it under Section 2.1.1(b) and 2.1.2(b) to establish fully functional  production facilities for the Manufacture of Supplied Products; provided, however, that the aforementioned technical assistance to be provided by SDIX shall in no event exceed twelve (12) months from the date such new manufacturer is identified.  Furthermore, upon BD’s request, SDIX shall engage in good faith discussions with its Third Party suppliers, vendors and contractors with the aim of assisting BD or its designee to establish relationships with such Third Party suppliers, vendors and contractors, to the extent such relationships are necessary or useful for the Manufacture of the Supplied Products; provided, however, that the aforementioned assistance to be provided by SDIX shall in no event exceed twelve (12) months from the date such new manufacturer is identified and shall be subject in all cases to SDIX’s reasonable internal requirements for use of human resources for SDIX operations.

5.             RECALLS

Each Party shall keep the other Party promptly and fully informed of any notification or other information, whether received directly or indirectly, that might result in the Recall of any Kit (to the extent due to any Supplied Product) or Phage Media sold independent of a Kit.  If either Party determines that it is necessary to Recall any Kit (to the extent due to any Supplied Product) or Phage Media sold independent of a Kit, it shall immediately notify the other Party.  Prior to commencing any Recall, the Parties shall review with one another the manner in which the Recall is to be carried out and any instructions or suggestions of the applicable Regulatory Authorities.  SDIX and BD shall effect the Recall in the manner agreed upon between the Parties in as expeditious a manner as possible and in such a way as to cause the least disruption to sales of the System and to preserve the goodwill and reputation associated therewith.  In any such situation, BD shall have the right to make all final decisions regarding such Recall.  SDIX shall not disclose to any Third Party any information regarding such decisions or contemplation of such decisions without BD’s prior written consent, except as required by law.

6.             REPRESENTATIONS AND WARRANTIES

6.1           Representation and Warranties of Each Party.  Each of BD and SDIX hereby represents, warrants and covenants to the other Party hereto as follows:

(a)	it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

(b)	the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and do not require any shareholder action or approval;

(c)	it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(d)
the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof do not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement or other material agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or by laws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound; and

(e)	it shall comply with all applicable law and regulations relating to its activities under this Agreement.

6.2           Representations and Warranties of SDIX.

6.2.1           SDIX Phage Patent Right.  SDIX hereby represents and warrants and covenants to BD that

(a)	SDIX is the sole and exclusive owner of the SDIX Phage Patent Right, free and clear of any claims, liens, charges or encumbrances;

(b)	the SDIX Phage Patent Rights are existing and, to the best of its knowledge as of the Effective Date, are not invalid or unenforceable, in whole or in part; and

(c)
that it has and will have the full right, power and authority to grant all of the right, title and interest in the licenses and other rights granted or to be granted to BD and its Affiliates under this Agreement;

6.2.2        Supplied Product.  SDIX hereby represents, warrants and covenants to BD, with respect to each delivery of Supplied Product, that

(a)
the Supplied Product, including any Supplied Product retained by BD or SDIX for testing purposes, (i) has been Manufactured, stored and shipped in accordance with all applicable laws, rules, regulations or requirements in effect at the time of Manufacture; (ii) assuming all Supplied Product has been stored and handled by BD in accordance with the Specifications, for a period comprising the Warranty Period, the Supplied Product conforms to the Specifications; (iii) is not adulterated or misbranded; and (iv) has been shipped and stored in accordance with approved procedures agreed between BD and SDIX;

(b)	SDIX has good and marketable title to the Supplied Product, and the Supplied Product is free from all liens, charges, encumbrances and security interests; and

(c)	the Manufacture, use, sale offer for sale and importation of the Supplied Product does not infringe any intellectual property rights of any Third Party;

(d)
to the knowledge of SDIX, the use of the Supplied Product in connection with the development, manufacture or commercialization of the System does not and will not infringe any Patent Right of any Third Party; and

(e)	no Third Party has or will have any ownership or intellectual property rights in any Supplied Product.

6.3           Representation by Legal Counsel.  Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

6.4           Disclaimer of Warranty.  EXCEPT AS EXPRESSLY PROVIDED HEREIN, EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.             INDEMNIFICATION AND INSURANCE

7.1           Indemnification.  The term “Claim” means any claim, suit or action by any Third Party, and the term “Losses” means any damages awarded and fines assessed in any Claim by a court of competent jurisdiction or pursuant to an arbitration proceeding, any amounts due under Claim settlement, and any other costs or expenses incurred in complying with any injunctive or equitable relief, or any settlement requirements.

7.1.1           Indemnification by SDIX.  SDIX shall indemnify, defend and hold harmless BD, its directors, officers, employees and agents from and against any Claim, and any associated Losses, with respect to or arising out of (a) the gross negligence or willful misconduct of SDIX, (b) any breach by SDIX of its representations, warranties or covenants hereunder, or (c) any allegation that the making, using, selling, offering for sale or importation of any Supplied Product infringes any patent or other proprietary or protected right; except, in each case ((a) – (c)), to the extent caused by the negligence or willful misconduct of any BD Indemnified Party or breach by BD of its representations, warranties, or covenants herein.

7.1.2           Indemnification by BD.  BD shall indemnify, defend and hold harmless SDIX, its directors, officers, employees and agents from and against any Claim, and any associated Losses, with respect to or arising out of (a) the gross negligence or willful misconduct of  BD; (b) any breach by BD of its representations, warranties or covenants hereunder, or (c) any allegation that the making, using, selling, offering for sale or importation of the System infringes any patent or other proprietary or protected right of any Third Party; except, in each case ((a) – (c)), to the extent cause by the negligence or willful misconduct of any SDIX Indemnified Party or breach by SDIX of its representations, warranties or covenants herein.

7.1.3           Procedure.  Each Party and its directors, officers, employees or agents (an “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”), in writing, of any claim asserted or threatened against such Indemnified Party for which such Indemnified Party is entitled to indemnification hereunder from the Indemnifying Party.  With respect to any such claim the Indemnified Party shall, at no out-of-pocket expense to it, reasonably cooperate with and provide such reasonable assistance to such Indemnifying Party as such Indemnifying Party may reasonably request.  Such reasonable assistance may include, without limitation, providing copies of all relevant correspondence and other materials that the Indemnifying Party may reasonably request. The obligations of an Indemnifying Party under Sections 7.1.1 and 7.1.2 are conditioned upon the delivery of written notice to the Indemnifying Party of any asserted or threatened claim promptly after the Indemnified Party becomes aware of such claim; provided, however, that the failure of the Indemnified Party to give such notice or any delay thereof shall not affect the Indemnified Party’s right to indemnification hereunder, except to the extent that such failure or delay impairs the Indemnifying Party’s ability to defend or contest any such claim.  The Indemnifying Party shall have the right to assume the defense of any suit or claim for which indemnification is sought.  If the Indemnifying Party defends the suit or claim, the Indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.  An Indemnifying Party may not settle a suit or claim, without the consent of the Indemnified Party, if such settlement would impose any monetary obligation on the Indemnified Party for which indemnification is not provided hereunder or require the Indemnified Party to submit to an injunction or otherwise limit the Indemnified Party’s rights under this Agreement. Any payment made by an Indemnifying Party to settle any such suit or claim shall be at its own cost and expense.

7.2           Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL LOSSES OR DAMAGES, WHETHER BASED ON A CLAIM IN CONTRACT, TORT, MISREPRESENTATION OR OTHERWISE ARISING FROM OR RELATED TO BREACH OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO CLAIMS ARISING FROM (A) A PARTY’S INTENTIONAL MISCONDUCT OR FRAUD OR (B) INDEMNIFICATION OBLIGATIONS RELATED TO REPRESENTATIONS AND WARRANTIES MADE UNDER SECTIONS 6.1, 6.2.1 AND 6.2.2(B)-(E), AS THE CASE MAY BE.

7.3           Liability Cap.  Under no circumstances shall either Party’s aggregate liability under this Agreement to the other Party relating to the Manufacture and delivery of Supplied Product hereunder exceed an amount equal to the greater of (a) the total fees paid to SDIX in the twelve (12) months immediately preceding the occurrence of the event giving rise to the other Party’s claim for any damages and (b) [***] Dollars ($[***]); provided, however, that this limitation shall not apply to claims arising from (i) a Party’s intentional misconduct or fraud or (ii) indemnification obligations under Sections 7.1.1 and 7.1.2, as the case may be, and a Party’s aggregate liability based upon breach of a representation or warranty under Section 6.2.2(a) shall not exceed the total fees for Supplied Product paid to SDIX in the eighteen (18) immediately preceding the occurrence of the event giving rise to the other Party’s claim for any damages.

7.4           Insurance.  SDIX shall maintain the following kinds of insurance with the minimum limits set forth below.

Kind of Insurance	Minimum Limits

Commercial General Liability, including Contractual, Completed Operations and Products Liability	$[***] Per Occurrence $[***] Aggregate

Workers Compensation	Statutory with Employer’s Liability of not less than $[***] Per Accident/Disease

Automobile Bodily Injury Liability (including hired automobile and non-ownership Liability)	$[***] Accident Combined Single Limit

Upon request, SDIX shall furnish insurance certificates as directed by BD, satisfactory in form and substance to BD, showing the above coverages, and providing for at least ten (10) days’ prior written notice to BD by the insurance company of cancellation or modification.  BD shall be named as an additional insured on the SDIX’s policies.  Coverage shall be procured with carriers having an A.M. Best rating of A-VII or better.

8.            TERM AND TERMINATION

8.1           Term.  This Agreement shall commence on the Effective Date and, unless sooner terminated in accordance with this Agreement, shall continue until the expiration of the Supply Period (the “Term”).

8.1.1           Supply Period.  The supply period shall begin on the Effective Date and shall continue until the date that is ten (10) years thereafter (the “Initial Supply Period”).  After the Initial Supply Period, this Supply Period shall continue for successive two (2)-year periods (each, a “Renewal Supply Period”) unless either Party provides six (6) months’ prior written notice of termination in accordance with this Agreement.  The Initial Supply Period, together with any Renewal Supply Periods shall be known herein as the “Supply Period.”

8.1.2           Collaboration Period.  The Collaboration Period shall begin on the Effective Date and shall continue until the earlier of (i) the date two (2) years from the Effective date and (ii) the date of First Commercial Sale of the System, (the “Collaboration Period”), unless sooner terminated in accordance with this Section 8.

8.2           Termination for Convenience.

8.2.1           By BD.  BD shall have the right to terminate this Agreement for convenience at any time, at BD’s sole and exclusive discretion, following payment of the upfront technology enablement fee set forth in Section 2.4.1 by submitting thirty (30) days’ written notice thereof to SDIX.

8.3           Termination for Material Breach.

8.3.1           Generally.  If either Party shall at any time materially breach its obligations hereunder and shall fail to correct such breach within thirty (30) days after the other Party shall have given it written notice thereof, the non-breaching Party shall have the right to terminate this Agreement immediately upon providing written notice of termination to the other Party.

8.3.2           Supply Failure.  Without limitation of BD’s rights pursuant to Section 8.3.1, BD shall have the right in the event of a Supply Failure, notwithstanding any cure periods set forth in Section 8.3.1, to terminate this Agreement immediately upon providing written notice of termination to SDIX.

8.4           Termination for Bankruptcy.

8.4.1           Bankruptcy Event.  In the event there is a Bankruptcy Event with respect to either Party, the other Party shall have the right to terminate this Agreement immediately upon providing written notice of termination.

8.4.2           Intellectual Property Rights in Bankruptcy.  All rights and licenses now or hereafter granted by SDIX to BD under or pursuant to any section of this Agreement, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of a right to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code.  BD, as recipient of such rights and benefits under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code in the event of the commencement of a bankruptcy proceeding by or against SDIX under the United States Bankruptcy Code including, but not limited to, the right to treat this Agreement or any agreement supplementary to this Agreement as terminated or to retain its rights under this Agreement or any agreement supplementary to this Agreement.  The Parties acknowledge and agree that the payments by BD to SDIX hereunder, other than royalty payments pursuant to Section 2.4.3, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder.

8.5           Effects of Termination.

8.5.1           Termination for Convenience.  In the event of termination of this Agreement by a Party pursuant to Section 8.2, except as otherwise expressly provided herein (including Section 8.5.4), all rights and obligations of each Party hereunder shall cease in their entirety (including all rights and licenses granted hereunder).

8.5.2           Termination for Cause by BD.  In the event of a termination of this Agreement by BD pursuant to Section 8.3 or 8.4, the following shall apply:

(a)	Except as otherwise expressly provided in this Section 8.5.2, all rights and obligations of each Party hereunder shall cease in their entirety.

(b)
The licenses granted to BD pursuant to Section 2.1 shall become perpetual and irrevocable (except in the event that a court of competent jurisdiction subsequently determines that BD has wrongfully terminated this Agreement), and the obligation of BD to pay royalties pursuant to and as required under Section 2.4.3 shall survive any such termination of this Agreement.

(c)
The provisions of Section 4.5 shall survive any such termination of this Agreement if the basis for BD’s right to terminate was a Bankruptcy Event or a material breach under Section 8.3, including a Supply Failure.

8.5.3           Termination for Cause by SDIX.  In the event of termination of this Agreement by SDIX pursuant to Section 8.3.1 (except in the event that a court of competent jurisdiction subsequently determines that SDIX has wrongfully terminated this Agreement), except as otherwise expressly provided herein, all rights and obligations of each Party hereunder shall cease in their entirety (including all rights and licenses granted hereunder); provided, however, that to the extent that any of the [***] Payment remains unpaid, BD shall be obligated to pay to SDIX the remaining unpaid portion of the [***] Payment as if the Initial [***] Date occurred prior to the effectiveness of such termination.

8.5.4           Accrued Obligations.  Termination or expiration of this Agreement, in whole or in part, shall be without prejudice to any right that shall have accrued  to the benefit of a Party (including any right to receive all payments accrued and unpaid at the effective date of such termination or expiration), without prejudice to the remedy of either Party in respect to any previous breach of any of the representations, warranties or covenants herein contained and without prejudice to any other provisions hereof which expressly or necessarily call for performance after such termination or expiration.

8.6           Survival.  The following provisions shall survive the expiration or termination of this Agreement: Sections 1 (Definitions), 2.4.3 (Royalties), 2.4.4 (Fully Paid-Up License), 3.9 (Samples and Record Retention), Section 4.4 (Permitted Use of Supplied Products), Article 5  (Recalls), Article 7 (Indemnification and Insurance), Section 8.5 (Effects of Termination), this Section 8.6 (Survival), and Articles 9 (Confidentiality), 10 (Notices) and 11 (Miscellaneous).

9.             CONFIDENTIALITY

9.1           Nondisclosure Obligation.  During the Term and for a period of five (5) years thereafter, each Receiving Party (a) shall keep confidential and shall not publish or otherwise disclose any Confidential Information furnished to it by the Disclosing Party, except to those of the Receiving Party’s employees, Affiliates, consultants or representatives who have a need to know such information to perform such Party’s obligations or to exercise such Party’s rights hereunder (“Representatives”) and (b) shall not use Confidential Information of the Disclosing Party directly or indirectly for any purpose other than performing its obligations or exercising its rights hereunder.  The Parties specifically agree not to incorporate or otherwise use the other Party’s Confidential Information in connection with any patent application.  Notwithstanding the foregoing, either Party may disclose this Agreement on a confidential basis to potential Third Party investors or acquirers, in each case in connection with due diligence or similar investigations.

9.2           Confidentiality Obligations.  The Receiving Party shall use the same degree of care to protect Confidential Information of the Disclosing Party as the Receiving Party uses to protect its confidential information, which shall not be less than a reasonable degree of care under any circumstances. Such safeguards shall include appropriate technical, physical and procedural controls to protect such information against destruction, loss, unauthorized disclosure to Third Parties or unauthorized access by employees or contractors employed by Receiving Party, whether by accident or otherwise.

9.3           Exceptions.  The obligations of a Receiving Party under Section 9.1 and 9.2 shall not apply to any information that

(a)
was known by  the Receiving Party or its Representatives at or prior to the Effective Date on a non-confidential basis, except to the extent unlawfully appropriated by such Receiving Party, such prior knowledge being evidenced by contemporaneous written evidence of same; or

(b)
is or becomes generally known in the trade or business pertaining to such information or otherwise becomes publicly known at or after the time of disclosure by a Disclosing Party, through no wrongful act of a Receiving Party; or

(c)	is received by a Receiving Party or its Representatives from a Third Party without restriction and without breach of this Agreement; or

(d)	is developed by a Receiving Party or its Representatives independent of any Confidential Information of the Disclosing Party, as evidenced by contemporaneous written evidence of the same.

9.4           Compelled Disclosures.  Confidential Information may be disclosed without breaching this Agreement if such Confidential Information is legally required to be disclosed by a court or judicial or governmental authority of competent jurisdiction, by any applicable law, rule or regulation, or by any applicable stock exchange or stock association rule, and in such event, only after the Receiving Party has (i) provided Disclosing Party with prompt notice of such request or requirement as well as a copy of the text of the proposed disclosure as far in advance of its disclosure as is reasonably practicable, and (ii) used Commercially Reasonable Efforts to obtain confidential treatment, a protective order, or other protection for portions of such Confidential Information, as available, and (iii) consulted with and considered the suggestions of Disclosing Party concerning the measures that may be taken to protect its Confidential Information and the nature and scope of the information Receiving Party proposes to disclose.  Furthermore, Receiving Party agrees to cooperate fully with and not to oppose any action by Disclosing Party to obtain suitable protection (including protective order or other appropriate remedy) in order to limit such disclosure.

9.5           Ownership of Confidential Information. Subject to the various provisions hereof, all Confidential Information received or otherwise acquired by a Receiving Party from a Disclosing Party pursuant to this Agreement shall be and remain the Disclosing Party’s property, and all tangible Confidential Information, including all copies thereof, shall be promptly destroyed or returned to the Disclosing Party upon written request of the Disclosing Party. However, a Receiving Party and its Representatives may retain one (1) copy of all such information solely to understand its obligations hereunder.  Notwithstanding anything to the contrary, nothing shall require the erasure, deletion, alteration or destruction of back-up tapes and other back-up media made in the ordinary course of business.

10.           NOTICES

10.1         Ordinary Notices.  Correspondence, reports, documentation and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile, overnight courier or by airmail to the employee or representative of the other Party who is designated by such other Party to receive such written communication at the address or facsimile numbers specified by such employee or representative.

10.2         Extraordinary Notices.  Extraordinary notices and communications (including without limitation, notices of termination, force majeure, material breach, change of address, requests for disclosure of Confidential Information, claims or indemnification) shall be in writing and sent to each Party by prepaid registered or certified airmail, or by facsimile confirmed by prepaid registered or certified airmail letter (and shall be deemed to have been properly served to the addressee upon receipt of such written communication) to the address set forth in Section 10.3 or such other address as notified in writing by such Party to the other Party.

10.3         Addresses.

If to BD:

BD Diagnostic Systems
7 Loveton Circle, Sparks, Maryland 21152
Attn: President
Facsimile No.: 410-316-4157

With a copy to:

Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417
Attention:  General Counsel
Facsimile No.: 201-847-5361

If to SDIX:

SDIX
111 Pencader Drive
Newark, DE 19702
Attention: Chief Financial Officer
Facsimile No.:

11.           MISCELLANEOUS

11.1         No Obligation to Enter into Further Transactions.  Each Party acknowledges that this Agreement does not obligate either Party to enter into any further transaction with the other Party.

11.2         Non-Exclusive.  Each Party acknowledges and agrees that this Agreement is entered into by the Parties on a non-exclusive basis and, accordingly, each Party has the right to engage in any transaction or work effort for itself or with or for any other Party, subject to all the terms and conditions contained herein, including Article 9.

11.3         Assignment; No Third Party Beneficiaries.  SDIX may not assign this Agreement without the prior written consent of BD except that SDIX may assign all of, or a portion of, its rights and obligations (a) to any of its Affiliates or (b) to the successor or the transferee of all, or substantially all of the assets or business of SDIX or of the SDIX business unit or units to which this Agreement relates.  BD may not assign this Agreement without the prior written consent of SDIX except that BD may assign all of, or a portion of, its rights and obligations (a) to any of its Affiliates or (b) to the successor or the transferee of all, or substantially all of the assets or business to which this Agreement relates.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.  SDIX shall not delegate or subcontract any of its obligations hereunder without BD’s prior written consent.  Any such consent given by BD shall not release SDIX from its obligations hereunder, and any obligations of SDIX under this Agreement shall extend to any such Person.  Any assignment of this Agreement in contravention of this Section shall be null and void.  Nothing in this Agreement, express or implied, is intended to confer on any person or entity, other than the Parties hereto or their respective successors and permitted assigns, any benefits, rights or remedies.

11.4         Change of Control.  [***]

11.5         Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York, without giving effect to its conflict of laws provisions.

11.6         Consent to Jurisdiction.  Each Party hereby (a) irrevocably submits to the exclusive jurisdiction of the state courts of the United States District Court for the Southern District of New York for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof, (b) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.

11.7         Waiver of Jury Trial.  THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

11.8         Injunctive Relief.  The Parties hereto agree that any violation or threat of violation of the provisions hereof regarding confidentiality, technology access or intellectual property may result in irrevocable harm to the aggrieved Party for which damages may be an inadequate remedy and, therefore, such Party shall be entitled to seek injunctive or other provisional relief from any court of competent jurisdiction as the court may deem proper under the circumstances.

11.9         Entire Agreement; Amendment and Waiver.  This Agreement is the only agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto, whether oral or written, including that certain Confidential Disclosure Agreement, by and between the Parties, dated April 16, 2010, as amended August 16, 2010.  No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by the Parties.  No waiver of any rights under this Agreement shall be effective unless in writing signed by the Party to be charged.

11.10       No Agency.  Each Party shall be considered to be an independent contractor of the other.  The relationship between the Parties shall not be construed to be that of employer and employee, or to constitute a partnership, joint venture or agency of any kind.  Neither Party shall have a right to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

11.11       Further Assurances.  The Parties shall cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information, (b) execute and deliver such other documents and (c) do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the rights and obligations of each Party contemplated hereby.

11.12       Severability.  If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

11.13       Counterparts.  This Agreement may be executed in two (2) counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Becton, Dickinson and Company, acting through its BD Diagnostics Systems Division

By:	/s/ William A. Kozy
Name: William A. Kozy
Title: Executive Vice President

Strategic Diagnostics Inc.

By:	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: President & CEO

Schedule 1.1.2
Antibodies[***]

Schedule 1.1.45

Pricing Schedule

Part A. List Prices

[***]

Part B. Volume Discount Schedule

[***]

Schedule 1.1.61

Specifications and Methods of Analysis

A.	Product Specifications

   [***]

B.	Storage and Shelf Life Specifications

   [***]

C.	Packaging Specifications

       To be mutually agreed to by the Parties prior to launch.

Schedule 2.4.6

Exclusive Distribution Agreement Terms and Conditions

Agreement	●
Distribution Agreement between SDIX and Becton, Dickinson and Company (BD) through its BD Diagnostics - Diagnostic Systems unit (BDDS) for the distribution of the System, [***], and incorporating SDIX antibodies and other products and technologies, [***]

		o	Commercial Distribution Agreement only, with no further sub-distribution rights, or rights to use, develop, license or manufacture, [***]

		o	Territory – fifty (50) states of the United States, excluding its territories and possessions

		o	Customer Segments (SDIX Field) – [***]

	●	Distribution Agreement for BD-labeled products

		o	BD System to include [***]

		o	[***]

	●	Term of Distribution Agreement – 10 years,

Definitions	●	“BD Field” means [***].

	●	“Kit” means a kit comprising one (1) or more Supplied Products, including any Royalty-Bearing Kit.

●
“Royalty-Bearing Kit” means any Kit the making, using, selling, offering for sale or importation of which by BD in a given country would, but for the license granted by SDIX to BD under this Agreement, infringe an issued patent of the SDIX Phage Patent Right.

●
“Patent Rights” means any and all (a) issued patents, (b) pending patent applications including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals and all patents granted thereon, (c) patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) other forms of government-issued rights substantially similar to any of the foregoing and (f) United States and foreign counterparts of any of the foregoing.

	●	“Phage Media” means supplies containing technology described in the SDIX Phage Patent Right.

●
“SDIX Phage Patent Rights” means US Patent No. 7,521,201, all related foreign and domestic patents and patent applications and all Patent Rights contained therein, including Australian application 5302370AA, Brazilian application 10517957A, Canadian application 2586299A, European Patent application 1812585 and International application WO/06050193.

	●	“SDIX Field” means [***]

	●	“System” means a system (including each component thereof) comprising [***] and one (1) or more Kits.

	●	“Territory” means the fifty (50) states of the United States, excluding its territories and possessions.

Product	●	[***]
Registration(s)
	●	BDDS will submit [***] and pursue [***] of the System by [***]

Product Labeling	●	The product components of the System will be labeled according to BD identity guidelines and standard operating procedures.

	●	BD Diagnostics will be responsible for branding the System.

Distribution of System by SDIX	●	SDIX to be appointed the exclusive distributor of the System in the SDIX Field in the Territory.

		o	Minimum sales requirements to end-users as defined below;

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

		o	Failure to meet minimum will not be considered a breach of the Distribution Agreement and will result only in revocation of exclusivity

●
Upon SDIX’s appointment as an exclusive distributor, the BD Field in the Territory with respect to the SDIX Field will be limited to operations in support of SDIX’s commercial efforts in the SDIX Field so long as SDIX remains an exclusive distributor under the Agreement.

Supply	●	BDDS will supply SDIX with the System and Kits for sale into the SDIX Field.

●
Inventory of the products to be managed at BD distribution facility and drop-shipped directly to SDIX’s end-user customer from BD, with freight and other shipping costs at SDIX’s expense prepaid and added to invoice.

Forecasting	●
Demand Forecasting for Kits [***] of the System will be provided by SDIX to BD on a rolling twelve (12) month basis with the nearest two (2) calendar quarters of the forecast being binding to purchase.

[***]	●	[***]

Pricing	●	BD to offer products of the System (Kits [***]) at a [***] discount from published list prices.

	●	Annual price increase shall not exceed the lesser of [***].

Financial Tracking and Business Reporting	●	SDIX to provide BD with a financial report and business presentation on a quarterly basis.

Terms and	●	Terms to be consistent with BD’s standard distribution terms.
Termination
	●	Freight – FOB BD’s loading dock and other shipping costs at SDIX’s expense prepaid and added to invoice.

Payment Terms	●	SDIX to pay BD 45 in days.

Confidentiality	●	Agreement(s) will incorporate confidentiality terms of CDA dated April 16, 2010.

	●	Agreement will include confidentiality of both Parties know how, trade secrets, IP, etc.

	●	Parties agree to collaborate in good faith regarding public disclosure, excluding non-required financial details, in press releases and marketing materials.

Agreement Execution
Both Parties agree to target execution of the Distribution Agreement by the earlier of (a) the date upon the first [***] and (b) the date that is twelve (12) months after the Effective Date of the Collaboration, License and Supply Agreement entered into by the Parties.

Schedule 3.2.1

[***]

Schedule 4.5

Escrowed Documentation

[***]